EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International,
  Inc. of our report dated February 11, 1998, included in the 1997 Annual Report to Shareholders of Chiquita Brands
  International, Inc.

       Our audits also included the financial statement schedule of Chiquita Brands International, Inc. and subsidiary companies listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

       We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. and subsidiary companies incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997.

              Registration
             Form       No.                Description
             ----       ---------          ----------------
             S-3        33-58424           Dividend Reinvestment Plan
             S-3        33-41057           Common Stock issuable upon conversion of Convertible
                                              Subordinated Debentures
             S-3        333-00789          Debt Securities, Preferred Stock, Preference Stock,
                                             Depositary Shares, Common Stock and Securities Warrants
             S-3        333-46373          Secondary Sale of Common Stock by certain shareholders
             S-8        33-2241            Chiquita Savings and Investment Plan
                        33-16801
                        33-42733
                        33-56572
                        333-39671
             S-8        33-14254           1986 Stock Option and Incentive Plan
                        33-38284
                        33-41069
                        33-53993
             S-8        33-38147           Associate Stock Purchase Plan

    Cincinnati, Ohio                                          /s/  ERNST & YOUNG LLP
    March 27, 1998